THIRTEENTH AMENDMENT
TO THE FUND ADMINISTRATION SERVICING AGREEMENT
THIS THIRTEENTH AMENDMENT effective as of April 14, 2022, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between Tidal ETF Trust, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to add the following series of the Trust to Amended Exhibit A:
Ionic Inflation Protection ETF
Constrained Capital ESG Orphans ETF
Constrained Capital ESG Orphans Daily Inverse ETF
WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.
NOW, THEREFORE, the parties agree as follows:
Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.
TIDAL ETF TRUST		TIDAL ETF SERVICES LLC
On behalf of each series listed on Amended Exhibit A attached hereto

By:	/s/ Eric Falkeis	By:	Dan Carlson
Name:	Eric Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief Financial Officer

Amended Exhibit A to the Fund Administration Servicing Agreement
Separate Series of Tidal ETF Trust
Name of Series

National Investment Services Ultra-Short Duration Enhanced Income ETF

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Gig Economy ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF

RPAR Risk Parity ETF UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF

Gotham Enhanced 500 ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Euclid Capital Growth ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Airlines, Hotels, Cruise Lines ETF
SonicSharesTM Global Shipping ETF

iClima Climate Change Solutions ETF
iClima Distributed Smart Energy ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Rising Rates ETF

Home Appreciation U.S. REIT ETF

Elevate Shares 2X Daily Blockchain ETF

Newday Ocean Health ETF
Newday Diversity, Equity & Inclusion ETF

Ionic Inflation Protection ETF

Constrained Capital ESG Orphans ETF
Constrained Capital ESG Orphans Daily Inverse ETF